EXHIBIT H

CONSENT

I hereby consent to the use of my name and the making of the statements with respect to me which are set forth under the caption "About this Prospectus—Official Documents and Statements" in the Prospectus included in this Amendment No. 1 to the Registration Statement filed by the Commonwealth of Australia with the U.S. Securities and Exchange Commission.

By:	/s/ Dr Ken Henry AC
	Name:	Dr Ken Henry AC
	Title:	Secretary of the Treasury of the
Commonwealth of Australia

Dated:  17 April 2009.